Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Euronet Worldwide, Inc:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference and to the reference to our firm under the heading “Experts” in the registration statement.

Our report refers to the Company’s adoption in 2018 of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

/s/ KPMG LLP

Kansas City, Missouri

May 6, 2019